UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST TRINITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	6311	34-19911436
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number.)

7633 E. 63rd Place
Suite 230
Tulsa, OK 74133
(918) 249-2438
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Mr. Gregg Zahn
Chief Executive Officer
First Trinity Financial Corporation
7633 E. 63rd Place
Suite 230
Tulsa, OK 74133
(918) 249-2438
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

P. David Newsome, Jr.
Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
320 South Boston, Suite 200
Tulsa, Oklahoma 74103
(918) 594-0831

Approximate date of commencement of proposed sale to the public: As soon as practicable beginning after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act.

Large accelerated filer ☐     Accelerated filer ☐     Non-accelerated filer ☐      Smaller reporting company ☑
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to First Trinity Financial Corporation’s (the “Company”) Registration Statement on Form S-1 (File No. 333-163901) effective June 29, 2010 (the “Registration Statement”), is filed pursuant to Rule 416(b) of the rules adopted under the Securities Act of 1933, as amended, to provide that the Registration Statement shall include common stock of the Company issued or issuable as a result of a stock split or stock dividend, and if the shares covered by the Registration Statement are combined by a reverse split into a lesser amount of securities of the same class, the amount of undistributed securities covered by the Regulation Statement shall be proportionately reduced.

The contents of the Registration Statement are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized in Tulsa, Oklahoma on January 13, 2011.

FIRST TRINITY FINANCIAL CORPORATION
an Oklahoma corporation

By:	/s/Gregg Zahn	January 13, 2011
Gregg Zahn, President and Chief Executive Officer

By:	/s/Jeffrey J. Wood	January 13, 2011
Jeffrey J. Wood, Chief Financial Officer and Chief Accounting Officer

	*	Chairman of the Board and Director	January 13, 2011
Scott J. Engebritson

	*	Secretary	January 13, 2011
William S. Lay

	*	Director	January 13, 2011
John R. Perkins

	*	Director	January 13, 2011
H. Bryan Chrisman

	*	Director	January 13, 2011
Bill H. Hill, Director

	*	Director	January 13, 2011
Charles Wayne Owens

	*	Director	January 13, 2011
George E. Peintner

	*	Director	January 13, 2011
G. Wayne Pettigrew

	*	Director	January 13, 2011
Gary L. Sherrer

	*	Director	January 13, 2011
Shannon B. Young

*By:	/s/ Gregg Zahn		January 13, 2011
Attorney-in-fact